FDP Series, Inc. (the “Registrant”)

77Q1(a):

Copies of any material amendments to the Registrant’s charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant’s Articles of Amendment relating to the renaming of one of its series dated September 24, 2012 and filed with the State Department of Assessments and Taxation of the State of Maryland.

Exhibit 77Q1(a)

FDP SERIES, INC.

ARTICLES OF AMENDMENT

FDP SERIES, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:                      Pursuant to Section 2-605 of the Maryland General Corporation Law (the “MGCL”), the charter of the Corporation is hereby amended by renaming the series of the Corporation as set forth below:

Current Name of Series	New Name of Series
Van Kampen Value FDP Fund	Invesco Value FDP Fund

SECOND:                      The amendment to the charter of the Corporation that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

THIRD:                      The authorized stock of the Corporation has not been increased by these Articles of Amendment.

FOURTH:                      As amended hereby, the charter of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the 24th day of September, 2012.

FDP SERIES, INC.

By:_/s/ John Perlowski________________
John Perlowski
President

Witness:

_/s/ Benjamin Archibald_______________
Benjamin Archibald
Secretary

The undersigned, the President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges the foregoing Articles of Amendment to be the act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under penalties of perjury.

/s/ John Perlowski__________________
John Perlowski
President